      As filed with the Securities and Exchange Commission on July 24, 2001

                                                Registration Statement No.: 333-
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              --------------------

                     BOSTON PRIVATE FINANCIAL HOLDINGS, INC.

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Commonwealth of Massachusetts    Ten Post Office Square          04-2976299
(STATE OF INCORPORATION)      Boston, Massachusetts 02109     (I.R.S. EMPLOYER
                                 (617) 912-1900              IDENTIFICATION NO.)
              (ADDRESS OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                     BOSTON PRIVATE FINANCIAL HOLDINGS, INC.
                           DEFERRED COMPENSATION PLAN
                            (FULL TITLE OF THE PLAN)
                       -----------------------------------

                    Timothy L. Vaill, Chief Executive Officer
                     BOSTON PRIVATE FINANCIAL HOLDINGS, INC.
                             Ten Post Office Square
                              Boston, Massachusetts
                                 (617) 912-1900

            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                               ------------------

                         CALCULATION OF REGISTRATION FEE

================================================================================

TITLE OF SECURITIES TO BE      PROPOSED MAXIMUM AGGREGATE         AMOUNT OF
     REGISTERED(1)                OFFERING PRICE(2)(3)         REGISTRATION FEE
--------------------------------------------------------------------------------
Deferred Compensation
Obligations                           $5,000,000                    $1,250
--------------------------------------------------------------------------------

--------------------

     (1) The deferred compensation plan obligations described herein are unsecured obligations of Boston Private Financial Holdings, Inc. to pay deferred compensation in the future in accordance with the terms of the deferred compensation plan.

     (2) This estimate is made pursuant to Rule 457(h) under the Securities Act of 1933, as amended, based on the estimated amount of compensation being deferred under the plan. Estimated for purposes of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933.

     (3) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement covers an indeterminate amount of obligations to be offered or sold pursuant to the deferred compensation plan described herein.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1. PLAN INFORMATION*

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION*

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 (the "Securities Act") and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     Incorporated by reference in this Registration Statement are the documents listed in (a) and (b) below, which have previously been filed by Boston Private Financial Holdings, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"):

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, filed with the Commission on March 1, 2001, pursuant to the Exchange Act.

     (b) The Company's Definitive Proxy Statement on Form 14A filed
         March 9, 2001;

     In addition, all documents subsequently filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part thereof from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or superseded such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

     Under the Company's Nonqualified Deferred Compensation Plan (the "Plan"), the Company will provide a select group of directors and highly compensated and management employees of the Company (each a "Participant") the opportunity to enter into agreements for the deferral of a specified percentage of their total compensation. The securities being registered represent obligations (the "Obligations") of the Company under such agreements to pay in the future to the Participants in the Plan the value of the deferred compensation. The Obligations may also represent amounts that the Company has elected to credit to a Participant's account under the Plan.

     Amounts credited to a Participant's account are credited with earnings based on a notional investment measurement. The Obligations are payable in cash upon retirement or the occurrence of a specified triggering event in a lump sum distribution or in installments, at the election of the Participant made in accordance with the Plan. There is no trading market for the Obligations.

     The Obligations are unsecured general obligations of the Company and rank PARI PASSU with other unsecured and unsubordinated indebtedness of the Company. The Obligations are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Any attempt by any person to transfer or assign benefits under the Plan other than a claim for benefits by a Participant or his or her beneficiary(ies), will be null and void.

     The amount of compensation deferred by each Participant is determined in accordance with the Plan based upon elections by each Participant. The Plan permits each Participant to elect to defer up to twenty-five percent (25%) of his or her base compensation, in increments of one percent (1%) and up to one-hundred percent (100%) of his or her incentive compensation, in increments of five percent (5%). A Participant may irrevocably elect in his or her Plan to defer compensation to retirement. The Company shall establish a retirement subaccount on behalf of each Participant representing compensation deferred to retirement and earnings thereon. A Participant may also irrevocably elect to defer compensation to an in-service distribution date. For such purposes, the Company shall establish an in-service subaccount within the Participant's deferred compensation account to which deferrals relating to a particular in-service distribution date, and earnings thereon, shall be credited. The Obligations will be distributed by the Company in accordance with the Plan.

     The Plan shall be administered by the Company which shall act through its Board of Directors. The Company shall have the right to make such rules and regulations as it deems appropriate for the efficient administration of the Plan, to construe and interpret the Plan, to decide all questions of eligibility and to determine the amount and time of payments and awards hereunder to the fullest extent provided by law and in its sole discretion; any interpretations or decisions so made will be conclusive and binding on all persons having any interest in the Plan.

     Neither the Company nor any individual acting as an employee or agent of the Company shall be liable to any Participant or other person for any claim, loss, liability or expense in connection with the Plan. The Company does not in any way guarantee any Participant's deferred compensation account against loss or depreciation, whether caused by poor investment performance, insolvency of a deemed investment or by any other event or occurrence. In no event shall the employees, officers, directors, or stockholders of the Company be liable to any individual or entity on account of any claim arising by reason of the Plan provisions or any instrument or instruments implementing its provisions, or for the failure of any Participant, beneficiary or other individual or entity to be entitled to any particular tax consequences with respect to the Plan or any credit or payment under the Plan.

     The Company reserves the right, at any time, to amend or terminate the Plan when, in the sole opinion of the Company, such amendment or termination is advisable. However, no amendment or termination of the Plan shall directly or indirectly reduce the balance of any deferred compensation account held as of the effective date of such amendment or termination.

     The Obligations are not convertible into any other security of the Company. No trustee has been appointed to take action with respect to the Obligations and each Participant in the Plan will be responsible for enforcing his or own rights with respect to the Obligations.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company is a Massachusetts corporation. Reference is made to Chapter 156B, Section 13 of the Massachusetts Business Corporation Law (the "MBCL"), which enables a corporation in its original articles of organization or an amendment thereto to eliminate or limit the personal liability of a director for monetary damages for violations of the director's fiduciary duty, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Sections 61 and 62 of the MBCL (providing for liability of directors for authorizing illegal distributions and for making loans to directors, officers and certain stockholders) or (iv) for any transaction from which a director derived an improper personal benefit. The Company has adopted such provisions in its Articles of Organization.

     Reference also is made to Chapter 156B, Section 67 of the MBCL, which provides that a corporation may indemnify directors, officers, employees and other agents and persons who serve at its request as directors, officers, employees or other agents of another organization or who serve at its request in any capacity with respect to any employee benefit plan, to the extent specified or authorized by the Articles of Organization, a by-law adopted by the stockholders or a vote adopted by the holders of a majority of the shares of stock entitled to vote on the election of directors. Such indemnification may include payment by the corporation of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding, upon receipt of an undertaking by the person indemnified to repay such payment if he shall be adjudicated to be not entitled to indemnification under Section 67, which undertaking may be accepted without reference to the financial ability of such person to make repayment. Any such indemnification may be provided although the person to be indemnified is no longer an officer, director, employee or agent of the corporation or of such other organization or no longer serves with respect to any such employee benefit plan. No indemnification shall be provided, however, for any person with respect to any matter as to which he shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interest of the corporation or to the extent that such matter relates to service with respect to any employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan. The Company's Articles of Organization provide for indemnification to the full extent permitted under Section 67.

     The Company and its directors and officers currently carry liability insurance.

ITEM 8.  EXHIBITS.

     The exhibits listed below represent a complete list of exhibits filed or incorporated by reference as part of this Registration Statement.

     4.1    The Company's Deferred Compensation Plan.

     5.1    Legal opinion from Goodwin Procter LLP.

     23.1   Consent of KPMG LLP, as independent auditors.

     23.2 Consent of Goodwin Procter LLP (contained in the opinion filed as Exhibit 5.1 to this Registration Statement).

     24.1 Power of attorney (included in the signatory page to this Registration Statement).

ITEM 9.  UNDERTAKINGS

     (a) The undersigned Company hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

               (i) To include any prospectus required by Section 10 (a) (3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

               PROVIDED, HOWEVER, that paragraphs (a) (1) (i) and (a) (1) (ii) of this Item 9 do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on July 24, 2001.


                                     BOSTON PRIVATE FINANCIAL HOLDINGS, INC.


                                     By: /S/ TIMOTHY L. VAILL
                                         ------------------------------------
                                         Timothy L. Vaill
                                         Chairman of the Board of Directors and
                                         Chief Executive Officer of the Company


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned officers and directors of Boston Private Financial Holdings, Inc., hereby severally constitute Timothy L. Vaill and Walter M. Pressey and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below and in such other capacities as the undersigned may from time to time serve in the future, the Registration Statement filed herewith and any and all amendments to said Registration Statement, and generally to do all such things in our names and in our capacities as officers and directors to enable Boston Private Financial Holdings, Inc. to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         SIGNATURE                            TITLE                                               DATE
     /S/ TIMOTHY L. VAILL                     Director, Chairman and Chief Executive Officer        7/24/01
----------------------------------------      (Principal Executive Officer)
Timothy L. Vaill

     /S/ WALTER M. PRESSEY                    Director, President and Chief Financial               7/24/01
----------------------------------------      Officer
Walter M. Pressey                             (Principal Financial Officer)

     /S/ EUGENE S. COLANGELO                  Director                                              7/24/01
----------------------------------------
Eugene S. Colangelo

     /S/ ALLEN SINAI                          Director                                              7/24/01
----------------------------------------
Allen Sinai

     /S/ ARTHUR J. BAUERNFEIND                Director                                              7/24/01
----------------------------------------
Arthur J. Bauernfeind

     /S/ PETER C. BENNETT                     Director                                              7/24/01
----------------------------------------
Peter C. Bennett

     /S/ C. MICHAEL HAZARD                    Director                                              7/24/01
----------------------------------------
C. Michael Hazard

     /S/ HERBERT S. ALEXANDER                 Director                                              7/24/01
----------------------------------------
Herbert S. Alexander

     /S/ LYNN THOMPSON HOFFMAN                Director                                              7/24/01
----------------------------------------
Lynn Thompson Hoffman

     /S/ RICHARD N. THIELEN                   Director                                              7/24/01
----------------------------------------
Richard N. Thielen

     /S/ CHARLES O. WOOD III                  Director                                              7/24/01
----------------------------------------
Charles O. Wood III

                                  EXHIBIT INDEX


EXHIBIT
NUMBER        DESCRIPTION

   4.1        The Company's Deferred Compensation Plan.

   5.1        Legal opinion from Goodwin Procter LLP.

  23.1        Consent of KPMG LLP, as independent auditors.

  23.2 Consent of Goodwin Procter LLP (contained in the opinion filed as Exhibit 5.1 to this Registration Statement).

  24.1 Power of attorney (included in the signatory page to this Registration Statement).